UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

INNOVA ROBOTICS & AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15870 Pine Ridge Road, Fort Myers, Florida 33908
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (239) 466-0488

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2007, Lloyd Spencer was appointed to the Board of Directors of Innova Robotics & Automation, Inc. (the “Company”). In addition, Mr. Spencer was also engaged as the VP of Business Development of the Company. For the immediate future, Mr. Spencer will not serve on any committees of the Company. There is no arrangement or understanding between Mr. Spencer and any other person pursuant to which Mr. Spencer was elected as a director. Further, except for the Asset Purchase Agreement entered between the Company and Coroware, Inc. as described below, Mr. Spencer has not entered into any agreement or transaction with the Company in which he had or will have a direct or indirect material interest.

From September 1, 2004 to the present, Mr. Spencer has served as the President and CEO of Coroware, Inc., which we acquired in May 2006. Prior to joining Coroware, Mr. Spencer served as the Vice President of Sales of eQuest Technologies (merged into Planet Technologies in May 2004) from September 2002 to August 2004. From November 1996 through September 2002, Mr Spencer served as a Solutions Unit Manager for Microsoft Corporation.

On May 16, 2006, we completed the purchase of all of the assets of CoroWare, Inc. pursuant to a certain Asset Purchase Agreement the Company and CoroWare, Inc. (the “Seller”) entered into with Coroware Technologies, Inc., a wholly owned subsidiary of the Company dated as of May 12, 2006. Under the terms of the Asset Purchase Agreement, the Company purchased, and the Seller sold, all of its assets. The Company paid a purchase price for the assets equal to: (i) $450,000 in cash; (ii) $1,200,000 million in the restricted shares of common stock of the Company (3,000,000 shares), of which 500,000 shares were delivered to the Seller at the closing and the remaining 2,500,000 shares are contingent based upon the financial results of CoroWare Technologies, Inc. for the three years following May 16, 2006, and (iii) options to purchase 1,200,000 shares of the Company’s common stock, exercisable at a price equal to $0.18 per share, allocated to employees of the Seller, which was repriced at $.04 per share on September 12, 2007. Mr. Spencer was an officer, director and shareholder of the Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVA ROBOTICS & AUTOMATION, INC.

Date: September 26, 2007	By:	/s/ Eugene V. Gartlan
Eugene V. Gartlan
Chief Executive Officer